EXHIBIT 99.1

Duratek Reports Third Quarter 2004 Results

    COLUMBIA, Md.--(BUSINESS WIRE)--Oct. 20, 2004--Duratek, Inc. (NASDAQ:DRTK) today announced net income of $9.3 million, or $0.63 per diluted share, for the three-month period ended September 26, 2004, as compared to net income of $5.6 million, or $0.29 per diluted share, for the comparable period in 2003. Revenues were $77.4 million for the three months ended September 26, 2004 compared to $72.5 million in the same period in 2003. The increase in net income of $3.7 million for the quarter was primarily due to strong performance in the Federal Services and the Commercial Processing and Disposal Segments.
    For the nine month period ended September 26, 2004, net income was $18.0 million, or $1.24 per diluted share, as compared to net income of $12.4 million, or $0.64 per diluted share, for the comparable period in 2003. Revenues were $215.1 million for the nine months ended September 26, 2004 compared to revenues of $213.1 million for the same period in 2003. The increase in the year-to-date net income of $5.6 million was due primarily to the strong performance by the Federal Services Segment as described above.
    Net income per diluted share increased by approximately 94% for the first nine months of the year as compared to the same period in 2003. Operating margins improved for the first nine months to 16.0% as compared to 12.9% for the same period last year. Based on this solid performance, the Company made a debt pre-payment of $10 million in September 2004 resulting in a total of $25 million in debt reduction in 2004 year-to-date.
    Robert E. Prince, President and CEO said, "We are very pleased with our achievements in the third quarter. Our focus on services that we believe emphasize the Company's unique combination of assets, technologies, people, and experience has been a key driver of our improving performance. We will continue to work to expand this strategy to new growth opportunities."
    Robert F. Shawver, Executive Vice President and CFO added, "The Company generated record income during the third quarter due to a number of factors. While typically, the second and third quarters are our strongest, the reported results for the third quarter in 2004 include approximately $0.20 a share of additional profits due to special items. These items included higher incentive fees, rate recoveries, and equitable adjustments recognized on certain Federal Services contracts; a reduction in the reserve for doubtful accounts; and additional revenue realized as a result of an early termination of a fixed priced Commercial Services contract."

    An unaudited comparative summary of the third quarter results and year-to-date of operations for 2004 and 2003 is as follows (in thousands of dollars, except per share data):



                                Three Months Ended  Nine Months Ended
                               ---------------------------------------
                               September September September September
                               26, 2004  28, 2003  26, 2004  28, 2003
                               ---------------------------------------
Revenues                         $77,403   $72,517  $215,140 $213,137
Income from operations           $16,836   $10,168   $34,436  $27,419
Income taxes                      $5,941    $3,731   $11,467   $9,748
Net income before cumulative
 effect of a change in
   accounting principle           $9,318    $5,632   $18,041  $14,807
Net income attributable to
 common stockholders              $9,310    $5,317   $17,981  $11,448
Net income (loss) per share:
  Basic before cumulative
   effect of a change
    in accounting principle        $0.66     $0.39     $1.29    $1.02
  Cumulative effect of a change
   in accounting principle             -         -         -   $(0.18)
                               ---------------------------------------
                                   $0.66     $0.39     $1.29    $0.84
                               =======================================
  Diluted before cumulative
   effect of a change
    in accounting principle        $0.63     $0.29     $1.24    $0.77
  Cumulative effect of a change
   in accounting principle             -         -         -   $(0.13)
                               ---------------------------------------
                                   $0.63     $0.29     $1.24    $0.64
                               =======================================

Consolidated balance sheets, statements of operations, and statements of cash flows are attached.


    A conference call will be held today at 11:00 a.m. Eastern Time. Investors can listen to the conference call by logging into www.duratekinc.com or by calling 1-888-730-9137, pass code Duratek. In addition to the webcast and teleconference, the Company will be placing a presentation of the data on its website under "Investors". We encourage investors to listen to the call in addition to viewing the presentation.
    A replay of the call will be available at approximately 1:00 p.m. today through November 5, 2004 by dialing 1-888-437-4645. The webcast will be archived on the Duratek website for at least 30 days.

    Duratek provides safe, secure radioactive materials disposition.

    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: the Company's ability to manage its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by it; the acceptance and implementation of the Company's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.



                    DURATEK, INC. AND SUBSIDIARIES

                      Consolidated Balance Sheets

          (in thousands of dollars, except per share amounts)

                                                  September  December
                                                  26, 2004   31, 2003
                                                 ---------------------
                                                 (unaudited)
                                Assets

Current assets:
 Cash                                               $5,576   $35,174
 Accounts receivable, less allowance for
   doubtful accounts of $176 in 2004
   and $842 in 2003                                 36,163   38,378
 Cost and estimated earnings in excess
 of billings on uncompleted contracts               20,410   15,464
Prepaid expenses and other current assets            6,271    7,760
                                                 ---------------------
    Total current assets                            68,420   96,776

Retainage                                            6,979    6,685
Property, plant and equipment, net                  65,886   69,416
Goodwill                                            70,797   70,797
Other intangible assets                              3,992    4,718
Decontamination and decommissioning trust fund      19,242   20,767
Other assets                                        19,678   13,985
                                                 ---------------------
                                 Total assets     $254,994 $283,144
                                                 =====================

                 Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt                   $1,957   $1,150
Accounts payable                                     5,900   12,851
Due to State of South Carolina                       3,765   12,634
Accrued expenses and other current liabilities      26,215   26,958
Unearned revenues                                   14,249   21,410
Waste processing and disposal liabilities            8,005    8,001
                                                 ---------------------
    Total current liabilities                       60,091   83,004

Long-term debt, less current portion                89,018  114,825
Facility and equipment decontamination and
 decommissioning liabilities                        40,004   40,855
Other noncurrent liabilities                         6,806    6,294
                                                 ---------------------
    Total liabilities                              195,919  244,978
                                                 ---------------------

8% Cumulative Convertible Redeemable
 Preferred Stock, $.01 par value;
 160,000 shares authorized, none issued
 and outstanding at September 26,
 2004 and 3,002 shares issued and outstanding
 at December 31, 2003                                   -      300

Stockholders' equity:
Preferred stock - $0.01 par value; authorized
 4,740,000 shares; none issued                          -        -
Series B junior participating preferred stock,
 $.01 par value;
 100,000 shares authorized; none issued                 -        -
Common stock - $0.01 par value; authorized
 35,000,000 shares;
 issued 15,957,456 shares in 2004 and 15,229,100
 shares in 2003                                        158      152
Capital in excess of par value                      81,862   78,375
Accumulated deficit                                (12,045) (30,026)
Treasury stock at cost, 1,770,306 shares in 2004,
 1,738,720 shares in 2003                          (10,900) (10,635)
                                                 ---------------------
    Total stockholders' equity                      59,075   37,866
                                                 ---------------------
    Total liabilities and
        stockholders' equity                      $254,994 $283,144
                                                 =====================



                    DURATEK, INC. AND SUBSIDIARIES

                 Consolidated Statements of Operations
          (in thousands of dollars, except per share amounts)


                             Three months ended    Nine months ended
                            ------------------------------------------
                             September  September September  September
                             26, 2004   28, 2003  26, 2004   28, 2003
                            ------------------------------------------
                                  (unaudited)          (unaudited)

Revenues                        $77,403  $72,517    $215,140 $213,137
Cost of revenues                 52,561   53,577     156,659  161,673
                            ------------------------------------------
Gross profit                     24,842   18,940      58,481   51,464
Selling, general and
 administrative expenses          8,006    8,772      24,045   24,045
                            ------------------------------------------
Income from operations           16,836   10,168      34,436   27,419
Interest expense                 (1,733)    (912)     (5,295)  (3,103)
Other income, net                   129       71         261       54
                            ------------------------------------------

Income before income taxes,
  equity in income of joint
  ventures, and cumulative
  effect of a change in
  accounting principle           15,232    9,327      29,402   24,370
Income taxes                      5,941    3,731      11,467    9,748
                            ------------------------------------------

Income before equity in income
 of joint ventures and
 cumulative effect of a
 change in accounting
 principle                        9,291    5,596      17,935   14,622
Equity in income of joint
 ventures                            27       36         106      185
                            ------------------------------------------

Net income before cumulative
 effect of a change in
 accounting principle             9,318    5,632      18,041   14,807
Cumulative effect of a
 change in accounting
 principle, net of taxes              -        -           -   (2,414)
                            ------------------------------------------
Net income                        9,318    5,632      18,041   12,393

Preferred stock dividends            (8)    (315)        (60)    (945)
                            ------------------------------------------
Net income attributable to
 common stockholders             $9,310   $5,317     $17,981  $11,448
                            ==========================================

Weighted average common
 stock outstanding:
Basic                            14,143   13,568      13,944   13,551
                            ==========================================
Diluted                          14,686   19,373      14,504   19,341
                            ==========================================
Income per share:
Basic:
Before cumulative effect of
 a change in accounting
 principle                        $0.66    $0.39       $1.29    $1.02
Cumulative effect of a
 change in accounting
 principle                            -        -           -    (0.18)
                            ------------------------------------------
                                  $0.66    $0.39       $1.29    $0.84
                            ==========================================

Diluted:
Before cumulative effect of
 a change in accounting
 principle                        $0.63    $0.29       $1.24    $0.77
Cumulative effect of a
 change in accounting
 principle                            -        -           -    (0.13)
                            ------------------------------------------
                                  $0.63    $0.29       $1.24    $0.64
                            ==========================================



                    DURATEK, INC. AND SUBSIDIARIES

                 Consolidated Statements of Cash Flows

                       (in thousands of dollars)

                                                   Nine months ended
                                                  --------------------
                                                  September  September
                                                  26, 2004   28, 2003
                                                  --------------------
                                                      (Unaudited)

Cash flows from operating activities:
Net income                                           $18,041  $12,393
Adjustments to reconcile net income to net
 cash provided by (used in) operating activities:
Depreciation and amortization                          8,036    8,991
Cumulative effect of a change in accounting
 principle, net of taxes                                   -    2,414
Stock compensation expense                                 -      239
Equity in (income) loss of joint ventures, net of
 distributions                                            86     (116)
Changes in operating assets and liabilities:
  Accounts receivable                                  2,215     (344)
  Costs and estimated earnings in excess of
   billings on uncompleted contracts                  (9,739)  (9,729)
  Prepaid expenses and other current assets            1,547    1,111
  Accounts payable, and accrued expenses and
   other current liabilities                          (7,652)  (1,015)
  Due to State of South Carolina                      (8,869)  (9,203)
  Unearned revenues                                   (7,161)   9,954
  Waste processing and disposal liabilities                4   (2,102)
  Facility and equipment decontamination and
  decommissioning liabilities                            673      663
  Retainage                                              282   (1,980)
  Other                                                 (989)    (821)
                                                  --------------------
    Net cash provided by (used in)
     operating activities                             (3,526)  10,455
                                                  --------------------

Cash flows from investing activities:
Additions to property, plant and equipment            (3,605)  (3,643)
Other                                                   (205)    (183)
                                                  --------------------
    Net cash used in investing activities             (3,810)  (3,826)
                                                  --------------------

Cash flows from financing activities:
 Repayments of long-term debt                        (25,000)  (5,200)
 Proceeds from issuance of common stock                3,099      205
 Repayments of capital lease obligations                (220)    (325)
 Preferred stock dividends paid                         (114)    (630)
 Deferred financing costs                                (27)    (413)
                                                  --------------------
    Net cash used in financing activities            (22,262)  (6,363)
                                                  --------------------
    Net increase (decrease) in cash                  (29,598)     266

Cash, beginning of period                             35,174    2,323
                                                  --------------------
Cash, end of period                                   $5,576   $2,589
                                                  ====================

Supplemental disclosure of non-cash financing activities:

During the nine months ended September 26, 2004, we converted 3,002 shares of the 8% Cumulative Convertible Redeemable Preferred Stock into 100,067 shares of common stock valued at $300.

During the nine months ended September 26, 2004, we contributed restricted stock units, representing the outstanding units that vested in 2004, to the Duratek, Inc. Deferred Compensation Plan. All restricted stock units were exchanged for our common stock, and increased treasury stock by $265.

During the nine months ended September 26, 2004, we entered into $174 in capital lease agreements to finance the purchase of machinery and equipment.


    CONTACT: Duratek, Inc.
             Investor Relations
             Diane R. Brown, 410-312-5100
             or
             Robert F. Shawver, 410-312-5100
             www.duratekinc.com